Exhibit 99.1

NEI / 25 Dan Road Canton, MA / 02021-2817 / telephone: 781 332 1000 / fax: 781 770 2000   www.nei.com

NEI ANNOUNCES FINANCIAL RESULTS FOR THE FOURTH QUARTER AND FULL YEAR OF FISCAL 2011

Quarterly Revenues Increase 14% Year-Over-Year; Quarterly Non-GAAP EPS of $0.05 vs. $0.03; Net Income Impacted by Income Tax Benefit and Goodwill Impairment

CANTON, Mass., November 10, 2011 — NEI (Nasdaq: NEI), a leading provider of server-based application platforms, deployment solutions and lifecycle support services for software technology developers and OEMs worldwide, today reported financial results for its fiscal fourth quarter and full year, the periods ended September 30, 2011.

Fourth Quarter Financial Performance

•                  Net revenues were $69.7 million, an increase of 14% compared to $61.0 million for the fourth fiscal quarter last year and a 5% sequential increase compared to the $66.1 million reported for the third fiscal quarter. The results exceeded the top end of the guidance of $63 to $68 million.

•                  EMC represented 57% of net revenues, a decrease from the 63% of net revenues reported in the third fiscal quarter and compared to 58% in the year-ago quarter. Tektronix comprised 12% of net revenues during the quarter, compared to 8% of net revenues during the third fiscal quarter and 16% in the year-ago quarter. Net revenues from other customers were $21.9 million during the quarter and represented a 34% increase over $16.3 million in the year-ago quarter.

•                  Gross margin was 11.6 % of net revenues, above the guidance of 11.0 to 11.5% and compared to 10.1 % for the fourth fiscal quarter of the prior year.

•                  Operating expenses were $6.4 million, inclusive of $182,000 of stock-based compensation expense, $332,000 of amortization expense and a $505,000 goodwill impairment charge, and within the guidance range of $5.9 million to $6.4 million. Operating expenses compared to $5.7 million in the year-ago fourth quarter, which included $207,000 of stock-based compensation expense and $388,000 of amortization expense.

•                  The $30.9 million income tax benefit is associated with the reversal of the valuation allowance on deferred tax assets.  The reversal was required under generally accepted accounting principles due to NEI’s cumulative profits over the past three years and the Company’s projection of future profitability.

•                  Net income on a GAAP basis was $32.0 million, or $0.74 per share, which included $212,000 of stock-based compensation expense, $332,000 of amortization expense, a $505,000 goodwill impairment charge and a $30.9 million income tax benefit. The results compared to guidance of $1.4 million to $1.9 million, which did not factor in the goodwill impairment charge and the income tax benefit. The net income also compares to net income of $423,000, or $0.01 per share, which included $242,000 of stock-based compensation expense and $388,000 of amortization expense in the same period a year ago.

•                  Non-GAAP net income, which excludes stock-based compensation, amortization expenses, the goodwill impairment charge and the income tax benefit, was $2.2 million, or $0.05 per share, within the expected range of non-GAAP profit of $1.9 million to $2.4 million. The non-GAAP net income compared to non-GAAP net income of $1.1 million, or $0.03 per share in the fourth fiscal quarter of 2010.

Greg Shortell, President and Chief Executive Officer of NEI, commented, “Steady progress in growing our top-line and deliberate control over operating expenses resulted in another solid quarter of financial results. Despite experiencing some impact from our largest customer’s strategic decision to dual-source one of the product lines that we supply, initial revenue growth from new program wins, such as Symantec and other customers, enabled us to exceed the top-end of our revenue guidance. We’re also pleased that, even when you exclude the income tax benefit, fiscal 2011 was a record year for both revenue and profitability. Fiscal 2011 was a year of great progress for NEI, as we diversified and strengthened our customer base, expanded internationally and set the stage for continued success. This progress is evidenced by the 23% increase in full-year revenues and $0.19 in non-GAAP earnings per share compared to $0.09 in fiscal 2010.”

For the fiscal year ended September 30, 2011, net revenues were $272.5 million, compared to $221.6 million for fiscal year 2010, an increase of 23%. Gross margin was $30.9 million, or 11.4% of net revenues, compared with gross margin of $25.5 million, or 11.5% of net revenues, for last year. Total operating expenses were $24.5 million, or 9.0% of net revenues, compared with $23.9 million, or 10.8% of net revenues in fiscal 2010. On a GAAP basis, the Company reported net income of $36.7 million, or $0.84 per share, compared with net income of $1.5 million, or $0.03 per share, in fiscal year 2010. The Company’s non-GAAP net income, which excludes stock-based compensation, amortization expenses, the goodwill impairment charge and the income tax benefit, was $8.6 million compared to non-GAAP net income of $4.0 million for fiscal year 2010.

Balance Sheet

NEI finished the year with $19.9 million in cash and cash equivalents and $72.5 million in working capital. Accounts receivable increased to $43.5 million and inventory levels increased to $24.3 million compared to $34.4 million and $23.2 million, respectively, as of September 30, 2010. NEI also has a $10 million bank credit facility at its availability.

Business Outlook

NEI currently anticipates the following results for its fiscal first quarter ending December 31, 2011, based on current forecasts from certain customers and historical trends.

•                  Net revenues in the range of $58 million to $63 million.

•                  Gross margin in the range of 11.0% to 11.5% of net revenues.

•                  Operating expenses between $5.5 million and $6.0 million, including an estimated $64,000 of stock-based compensation expense and amortization expense of $280,000.

•                  Net income on a GAAP basis in the range of $500,000 to $1.0 million, net of projected income taxes at an effective rate of 39%.

•                  Net income on a non-GAAP basis in the range of $800,000 to $1.3 million, net of income taxes.

“Our revenue guidance is based on customer forecasts and reflects the full impact of our largest customer’s previously announced dual-sourcing decision as well as product availability issues associated with the flooding in Thailand,” stated Doug Bryant, Chief Financial Officer. “We continue to monitor the availability of hard disk drives in all channels and are working closely with suppliers to maximize the amount of inventory we can procure to satisfy our customers’ forecasts. Where possible, we are increasing our inventory levels to help mitigate any future impact and ensure we have adequate hard drive supplies to meet customer needs, and this is expected to impact our cash balances in the short term.”

Conference Call Details

In conjunction with this announcement, NEI management will conduct a conference call today at 10 a.m. (ET) to discuss the Company’s operating performance. The conference call will be available live via the Internet by accessing the NEI web site at www.nei.com on the investor relations page. Please go to the web site at least 15 minutes prior to the call to register, download and install any necessary audio software.

To listen to the conference call via phone, please dial 1-877-407-9039 or 1-201-689-8470. For those who cannot access the live broadcast, a replay will be available by dialing 1-877-870-5176 or 1-858-384-5517, and entering the passcode “381399” from three hours after the end of the call until 12 p.m. (ET) on November 17, 2011. The archived webcast will also be available at the NEI web site.

Important Information about Non-GAAP References

References by NEI (the “Company”) to non-GAAP net income and non-GAAP per share information refer to net income or per share information excluding stock-based compensation expense, amortization expense, the goodwill impairment charge and the income tax benefit. GAAP requires that these expenses be included in determining net income or loss and per share information. The Company’s management uses non-GAAP operating expenses, and associated non-GAAP net income (which is the basis for non-GAAP per share information) to make operational and investment decisions, and the Company believes that they are among several useful measures for an enhanced understanding of its operating results for a number of reasons.

First, although the Company undertakes analyses to ensure that its stock-based compensation grants are in line with peer companies and do not unduly dilute shareholders, the Company allocates grants and measures them at the corporate level. Second, management excludes their financial statement effect when planning or measuring the periodic financial performance of the Company’s functional organizations since they are episodic in nature and unrelated to its core operating metrics. Lastly, we believe that providing non-GAAP per share information affords investors a view of results that may be more easily compared to peer companies and enables investors to consider the Company’s results on both a GAAP and non-GAAP basis in periods when the Company is undertaking non-recurring activities.

The Company believes these non-GAAP measures will aid investors’ overall understanding of the Company’s results by providing a higher degree of transparency for certain expenses, and providing a level of disclosure that will help investors understand how the Company plans and measures its own business. However, non-GAAP net income should be construed neither as an alternative to GAAP net income or loss or per share information as an indicator of our operating performance nor as a substitute for cash flow from operations as a measure of liquidity because the items excluded from the non-GAAP measures often have a material impact on the Company’s results of operations. Therefore, management uses, and investors should use, non-GAAP measures only in conjunction with the Company’s reported GAAP results.

About NEI

NEI is a leading provider of server-based application platforms and lifecycle support services for software developers and OEMs worldwide. Through its expertise and comprehensive suite of solution design, system integration, application management, global logistics, support, and maintenance services, NEI is redefining application deployment solutions to provide customers with a sustainable competitive advantage. More than a decade of appliance innovation with the ability to provide physical, virtual and cloud-ready solutions makes NEI one of the most trusted software deployment partners in the industry. Founded in 1997, NEI is headquartered in Canton, Massachusetts, with facilities in Plano, Texas and Galway, Ireland, and trades on the NASDAQ exchange under the symbol NEI. For more information, visit www.nei.com.

Safe Harbor for Forward-Looking Statements

Statements in this press release regarding the Company’s future financial performance, including statements regarding future net revenues, gross margin, operating expenses including stock-based compensation expenses and amortization expense, net income, profitability, inventory, cash and any other statements about the Company’s management’s future expectations, beliefs, goals, plans or prospects, constitute forward-looking statements within the meaning of the Private Securities Litigation

Reform Act of 1995. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including those factors contained in the Company’s most recent Annual Report on Form 10-K for the year ended September 30, 2010 and the most recent Form 10-Q for the quarter ended June 30, 2011 under the section “Risk Factors” as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” and “would” or similar words. The Company assumes no obligations to update the information included in this press release.

Contact:

Hayden IR

Peter Seltzberg

646-415-8972

peter@haydenir.com

ir@nei.com

Tables to follow

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NEI

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Twelve Months Ended
	September 30,	September 30,	September 30,	September 30,
	2011	2010	2011	2010

Net revenues	$69,704	$60,956	$272,468	$221,620
Cost of revenues	61,622	54,791	241,536	196,148

Gross margin	8,082	6,165	30,932	25,472

Operating expenses:
Engineering and development	1,597	1,645	6,385	6,657
Selling and marketing	1,828	1,757	7,563	7,433
General and administrative	2,136	1,921	8,766	8,286
Amortization of intangible asset	332	388	1,329	1,555
Impairment of goodwill	505	—	505	—

Total operating expenses	6,398	5,711	24,548	23,931

Income from operations	1,684	454	6,384	1,541
Interest and other (expense) income, net	(459)	21	(296)	(23)

Income before income taxes	$1,225	$475	$6,088	$1,518
Income tax expense (benefit)	(30,762)	52	(30,613)	(11)

Net income	$31,987	$423	$36,701	$1,529

Net income per share - basic	$0.75	$0.01	$0.86	$0.04
Net income per share - diluted	$0.74	$0.01	$0.84	$0.03

Shares used in computing basic net income per share	42,670	42,833	42,843	42,367
Shares used in computing diluted net income per share	43,330	44,382	43,886	44,038

The amounts in the table above include employee stock-based compensation as follows (in thousands):

	Three Months Ended		Twelve Months Ended
	September 30,	September 30,	September 30,	September 30,
	2011	2010	2011	2010

Cost of revenues	$30	$35	$132	$150
Engineering and development	25	40	112	169
Selling and marketing	77	78	306	325
General and administrative	80	89	340	435

	$212	$242	$890	$1,079

NEI

Non-GAAP Financial Measures and Reconciliations

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Twelve Months Ended
	September 30,	September 30,	September 30,	September 30,
	2011	2010	2011	2010

GAAP net income	$31,987	$423	$36,701	$1,529
Amortization of intangible asset	332	388	1,329	1,555
Stock-based compensation	212	242	890	1,079
Impairment of goodwill	505	—	505	—
Benefit from income taxes	(30,856)	—	(30,856)	(125)

Non-GAAP net income	$2,180	$1,053	$8,569	$4,038

GAAP basic net income per share	$0.75	$0.01	$0.86	$0.04
Amortization of intangible asset	0.01	0.01	0.03	0.04
Stock-based compensation	0.01	0.01	0.02	0.02
Impairment of goodwill	0.01	—	0.01	—
Benefit from income taxes	(0.72)	—	(0.72)	(0.00)

Non-GAAP basic net income per share	$0.05	$0.03	$0.20	$0.10

GAAP diluted net income per share	$0.74	$0.01	$0.84	$0.03
Amortization of intangible asset	0.01	0.01	0.03	0.04
Stock-based compensation	0.01	0.01	0.02	0.02
Impairment of goodwill	0.01	—	0.01	—
Benefit from income taxes	(0.71)	—	(0.70)	(0.00)

Non-GAAP diluted net income per share	$0.05	$0.03	$0.20	$0.09

Shares used in computing GAAP and non-GAAP basic net income per share	42,670	42,833	42,843	42,367

Shares used in computing GAAP and non-GAAP diluted net income per share	43,330	44,382	43,886	44,038

NEI

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30,	September 30,
	2011	2010
ASSETS

Current assets:

Cash and cash equivalents	$19,852	$15,323
Accounts receivable, net	43,522	34,377
Inventories	24,331	23,161
Deferred income taxes	15,001	—
Prepaid expenses and other current assets	4,886	2,871

Total current assets	107,592	75,732

Property and equipment, net	2,569	1,570
Intangible asset, net	5,244	6,574
Deferred income taxes, net of current portion	15,855	—
Other assets	131	235

Total assets	$131,391	$84,111

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:

Accounts payable	$23,360	$16,447
Accrued liabilities	5,749	4,413
Deferred revenue	5,967	5,101

Total current liabilities	35,076	25,961

Deferred revenue, net of current portion	4,095	2,998

Total liabilities	39,171	28,959

Stockholders’ equity:
Common stock	481	480
Treasury stock	(5,646)	(5,019)
Additional paid-in capital	199,926	198,932
Accumulated deficit	(102,541)	(139,241)

Total stockholders’ equity	92,220	55,152

Total liabilities and stockholders’ equity	$131,391	$84,111

NEI

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended		Twelve Months Ended
	September 30,	September 30,	September 30,	September 30,
	2011	2010	2011	2010

Cash flows from operating activities:
Net income	$31,987	$423	$36,701	$1,529
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Depreciation and amortization	624	627	2,332	2,491
Stock-based compensation	212	242	890	1,079
Change in deferred income taxes	(30,856)	—	(30,856)	—
Impairment of goodwill	505	—	505	—
Other adjustments	(14)	8	58	(31)
Changes in operating assets and liabilities	3,240	1,455	(2,322)	(14,441)

Net cash provided by (used in) operating activities	5,698	2,755	7,308	(9,373)

Net cash (used in) provided by investing activities	(280)	(217)	(2,278)	2,727
Net cash (used in) provided by financing activities	(570)	70	(501)	930

Net increase (decrease) in cash and cash equivalents	4,848	2,608	4,529	(5,716)
Cash and cash equivalents, beginning of period	15,004	12,715	15,323	21,039
Cash and cash equivalents, end of period	$19,852	$15,323	$19,852	$15,323